UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 22, 2013. At the Annual Meeting, the following items were presented to the stockholders of the Company for their approval, and approved by the indicated votes:

1. To elect seven members nominees named in the Company's proxy statement filed with the Commission on April 1, 2013 to serve on the Company's Board of Directors until its 2014 Annual Meeting of Stockholders and until the successors are duly elected and qualified. Each nominee for director was elected by a vote of stockholders as follows:
	Peter Gyenes	Richard Jones	Steven Kaplan	James O'Halloran	Alan Trefler	Larry Weber	William Wyman
FOR	32,595,783	32,425,055	32,595,358	32,511,350	32,424,588	33,383,078	32,511,650
AGAINST	832,981	1,003,709	833,406	917,414	656,193	45,686	917,114
ABSTAIN	1,210	1,210	1,210	1,210	349,193	1,210	1,210
Non-Votes	2,595,241	2,595,241	2,595,241	2,595,241	2,595,241	2,595,241	2,595,241

2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. The compensation of the Company's named executive officers was approved on a non-binding advisory basis by a vote of stockholders as follows:
Executive Compensation
FOR	33,298,494
AGAINST	127,224
ABSTAIN	4,256
Non-Votes	2,595,241

3. To ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. The proposal was approved by a vote of stockholders as follows:
Auditors
FOR	35,463,871
AGAINST	555,946
ABSTAIN	5,398
Non Votes	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.
Date: May 28, 2013
	By:	/s/ Janet Mesrobian
Janet Mesrobian
Associate General Counsel and Secretary